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                                                                 EXHIBIT 9(b)(1)

                          MASTER SUBCUSTODIAN AGREEMENT

         AGREEMENT dated as of April 26, l989, between Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the "Custodian"), and Banco Espirito Santo E Comercial de Lisboa (the "Subcustodian").

                              W I T N E S S E T H :

         WHEREAS, the Custodian has entered into certain custodian agreements and may in the future enter into additional custodian Agreements with certain of its customers, including investment companies subject to the U. S. Investment Company Act of 1940, as amended (the "Act"), whereby foreign securities (as defined in Rule 17f-5 under the Act), cash and cash equivalents will be held outside the United States;

         WHEREAS, the Custodian desires to utilize subcustodians for the purpose of holding foreign securities, cash and cash equivalents outside the United States; and

         WHEREAS, the Subcustodian is willing to enter into an agreement whereby it may, from time to time, be appointed as a subcustodian for certain of the Custodian's customers (each such customer shall hereinafter be referred to as a "Customer");

         NOW, THEREFORE, the Custodian and Subcustodian hereby agree as follows:

         1. Upon the terms and conditions set forth in this Agreement, and subject in each case to acceptance by the


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Subcustodian, the Subcustodian may from time to time be appointed as a subcustodian for a Customer by the Custodian delivering to the Subcustodian a letter advising the Subcustodian of the new Customer and that the Customer has authorized the Subcustodian to act in such capacity.

         2. The Custodian may from time to time deposit foreign securities, cash or cash equivalents with the Subcustodian. The Subcustodian shall not be responsible for any property of the Customer not delivered to the Subcustodian.

         3. The Subcustodian shall hold and dispose of the securities held by or deposited with the Subcustodian as follows:

                  (a) The Subcustodian shall hold pursuant to the provisions hereof in a separate account or in separate accounts, segregated on its books at all times from the assets of the Subcustodian, the Custodian and any other persons, firms or corporations, all securities received by it for the account of the Custodian as custodian for the Customer. All such securities shall be held or disposed of by the Subcustodian for, and subject at all times to the instructions of, the Custodian pursuant to the terms of this Agreement.

         The Subcustodian shall maintain adequate records identifying the securities as being held by it in favor of the Custodian for the Customer. In connection therewith, the ownership of the securities shall be clearly recorded on the Subcustodian's books as being held on behalf of the Custodian's Customers and not for


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the Subcustodian's or the Custodian's own interest and, to the extent securities are physically held by the Subcustodian, such. securities shall also be physically segregated from the assets of the Subcustodian, the Custodian and the Subcustodian's other customers.

         Securities shall be held in the following forms: (i) securities issued only in bearer form shall be held in bearer form; (ii) securities issued only in registered form shall be registered in the name of the Subcustodian, the Custodian or the Customer which is the beneficial owner thereof, or in the name of a nominee thereof, and (iii) securities issued in both bearer and registered form which are freely interchangeable without penalty shall be held in bearer form if received in such form or shall be registered in the manner contemplated in clause (ii) if received by the Subcustodian in registered form, unless alternate instructions are furnished by the Custodian.

         (b) Upon receipt of instructions from the Custodian, the Subcustodian shall release or deliver, or cause to be released or delivered, securities owned by the Customer only for the following purposes:

                  (i) Upon sale of securities for the account of the Customer against receipt of payment therefor by the Subcustodian in cash, or by certified or cashier's check, or bank credit, provided, that the Subcustodian may accept payment and make delivery


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         of securities in accordance with the rules of approved securities depositories and clearing agencies or in accordance with governmental regulations or generally accepted trade practice in the applicable local market;

                  (ii) to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable, provided that the cash is to be delivered to the Subcustodian;

                  (iii) for exchange for a different number of securities or certificates representing the same aggregate face amount or number of units, for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of American, International or other form of Depository Receipts; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Subcustodian;

                  (iv) in the case of warrants, rights or


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         similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities; provided that, in any such case, the new securities are to be delivered to the Subcustodian. However, if no instructions are received by the Subcustodian prior to the date of expiration of any warrant, right or similar security, the Subcustodian shall sell such security for the account of the Customer;

                  (v) the delivery of securities to the designated depository or other receiving agent in the case of tender offers or similar offers to purchase which are received in writing. The Subcustodian shall have full responsibility for transmitting to the Custodian any such offers received by it. Thereafter, the Custodian, if it desires to respond to such offer, shall have full responsibility for providing the Subcustodian with all necessary instructions in timely enough fashion for the Subcustodian to act thereon prior to any expiration time for such offer;

                  (vi) upon receipt from the Custodian of instructions directing disposition of securities in a manner other than or for purposes other than the manners and purposes enumerated in the foregoing


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         five items; provided, however, that the disposition pursuant to this item (6) shall be made by the Subcustodian only upon receipt of instructions from the Custodian specifying the amount of such securities to be delivered, the purpose for which the delivery is to be made, and the name of the person or persons to whom such delivery is to be made.

         4. The Subcustodian shall hold and dispose of cash and cash equivalents (collectively hereafter referred to as "cash") hereafter held by or deposited with the Subcustodian as follows:

         (a) The Subcustodian shall open and maintain on its books a separate account or accounts in the name of the Custodian as custodian for the Customer, subject only to draft or orders by the Subcustodian acting pursuant to the terms of this Agreement. The Subcustodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it for the account of the Custodian as custodian for the Customer and shall maintain adequate records identifying such cash as being held by it in favor of the Custodian for the Customer and not for the Subcustodian's or the Custodian's own interest or for any other customer of the Subcustodian.

         (b) Upon receipt of instructions from the Custodian, the Subcustodian shall make payments of cash for the account of the Customer from such cash only for the following purposes:


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                  (i) upon the purchase of securities for the account of the
         Customer but only against the delivery of such securities to the Subcustodian, provided that the Subcustodian may make payment for and accept delivery of securities in accordance with the rules of approved securities depositories and clearing agencies or in accordance with governmental regulations or generally accepted trade practice in the applicable local market;

                  (ii) in connection with the subscription, conversion, exchange, tender or surrender of securities owned by the Customer as set forth in Section 3(b) hereof; and

                  (iii) for deposit with the Custodian or with such other banking institutions as may from time to time be approved by the Customer.

         5. All instructions shall be by tested telex from the Custodian or in writing executed by the Custodian, and the Subcustodian shall not be required to act on instructions otherwise communicated; provided, however, that the Subcustodian may in its discretion act on the basis of instructions received via non-tested telex telecommunications facilities, including by telephone, if the Subcustodian reasonably believes such instructions to have been dispatched by the Custodian. Either party may electronically record any instructions given by


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telephone and any other telephone discussions relating to this Agreement or its performance. Instructions by telephone shall be confirmed by tested telex as promptly as possible, and the Subcustodian may require that the instructions received via other non-tested telex telecommunications facilities be authenticated. Instructions may be communicated by electro-mechanical or electronic devices or systems, in addition to tested telex or telephone, provided the Custodian and Subcustodian agree to the use of such device or system. The Subcustodian shall be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. The Subcustodian may receive and accept a certificate signed by a partner of the Custodian as conclusive evidence of the authority of any person to act on behalf of the Custodian, and such certificate may be considered as in full force and effect until receipt by the Subcustodian of written notice to the contrary.

         6. Unless and until the Subcustodian receives instructions from the Custodian to the contrary, the Subcustodian shall:

                  (a) Present for payment all coupons and other income items held by it for the account of the Custodian as custodian for the Customer which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Custodian as custodian for the Customer, and give notice to the Custodian of collection thereof;


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                  (b) Collect interest and cash dividends, with notice to the
Custodian, for the account of the Custodian as custodian for the Customer;

                  (c) Collect and hold for the account of the Custodian as custodian for the Customer hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder and give notice to the Custodian of collection thereof;

                  (d) Surrender interim receipts or temporary securities for definitive securities; and

                  (e) Not exercise any voting rights in respect of securities held by the Subcustodian pursuant to this Agreement unless specifically instructed to do so.

         7. (a) The Subcustodian shall execute on behalf of the Custodian, in the Customer's name, any declarations, affidavits or certificates of ownership which may be necessary or useful from time to time for the Subcustodian to perform any of its obligations arising under this Agreement. Without limiting the foregoing, the Subcustodian shall execute all necessary declarations or certificates of ownership under any local tax laws or regulations at the time in effect and shall prepare and file any reports, returns or other documents as shall be necessary in order to establish that a Customer is not subject to withholding or similar taxes in respect of securities held by the Subcustodian and shall reclaim such taxes as may have been withheld in respect of such securities and which are subject to being reclaimed.


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                  (b) The Subcustodian if required by applicable law or
regulation is authorized from time to time to disclose the identity of a Customer to the issuer of securities of which such Customer is the beneficial owner, or to the agents of such issuer, upon request without further consent from the Custodian or such Customer.

         8. The Subcustodian shall notify the Custodian by tested telex (or by other electro-mechanical or electronic devices or systems if the Custodian and the Subcustodian have agreed as permitted pursuant to Section 5 above) of rights offerings, exchange offers, tender offers, recapitalizations, consolidations, amalgamations and any other corporate action proposed by the issuers of the securities held by the Subcustodian hereunder, which may require action and shall request instructions from the Custodian. The notification shall include the name of the issuer concerned, the last date on which the instructions must be received by the Subcustodian, the date on which the action must be taken and the number of shares or principal amount of securities affected by such action held for the Custodian's Customers. In the event of no such instruction being received by the Subcustodian, the Subcustodian shall endeavor to sell the entitlements.

         The Subcustodian shall promptly transmit to the Custodian all other reports, proxies and notices it receives in respect of securities held by it hereunder by air mail, tested telex or other


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electro-mechanical or electronic devices or systems which may reasonably be expected to be received by the Custodian in sufficient time for the Custodian to take such actions or give such instructions to the Subcustodian as may be necessary or contemplated by such reports, proxies or notices.

         9. The Subcustodian may, from time to time, appoint (and may at any time remove) any bank, trust company or securities clearing agency as its agent for purposes of acquiring or disposing of securities or carrying out such provisions of this Agreement as the Subcustodian may, from time to time, direct; provided that the Subcustodian shall be fully liable to the Custodian for the acts and omissions of such agents to the same extent as if the acts and omissions of the agents were the acts and omissions of the Subcustodian.

         10. On each business day following a day on which there is a cash or securities transaction involving the account of the Custodian as custodian for the Customer, the Subcustodian shall dispatch to the Custodian cash and securities advice(s). The Subcustodian shall furnish the Custodian at the end of every month with a statement of the cash and securities held by the Subcustodian and any Authorized Depositories. Such statements shall be sent by air mail, telecommunications facilities or comparable means to the Custodian within 15 days after the end of each such month.

         The Custodian shall be sent such other statements and reports


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as the Custodian may request with respect to the safekeeping of the Customer's assets.

         The Subcustodian shall deliver annually to the Custodian and more frequently if requested by the Custodian, a certificate dated the date of delivery, certifying that the Subcustodian has, since the date of this Agreement or the preceding such certificate, complied with the terms and conditions of this Agreement and that the Subcustodian's representations and warranties in
Section 14 of this Agreement continue to be true and correct.

         11. Upon request, the Custodian shall deliver, or shall request the Customer to deliver, to the Subcustodian such proxies, powers-of-attorney or other instruments as may be necessary or desirable in connection with the performance by the Subcustodian of its obligations under this Agreement.

         12. The Subcustodian will provide access to its records to the independent public accountants for the Custodian and Customer, or the Subcustodian will provide confirmation of the contents of such records as they pertain to the account of the Custodian or the Customer, as the Custodian or the Customer may request, having always in mind the ethic laws of banking strict secrecy.

         13. Beneficial ownership of the securities and cash of any Customer held by the Subcustodian pursuant to this Agreement shall be freely transferrable without the payment of money or value other than for safe custody or administration, and shall not be subject to any right, charge, security interest, lien or claim of


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any kind in favor of the Subcustodian, or any creditor of the Subcustodian, including a receiver or trustee in bankruptcy, except to the extent of the Subcustodian's right of compensation or reimbursement with regard to safe custody or administration. Subcustodian shall provide Custodian with timely notice of any attempt by any party to assert any such claim against the assets of any Customer.

         The Subcustodian shall maintain adequate insurance with respect to the assets of the Customers held pursuant to this Agreement in the event of loss.

         14. The Subcustodian acknowledges that under U. S. regulatory requirements, the Subcustodian must be a regulated entity and must have a certain minimum shareholders' equity in order to be used by the Custodian to provide the services contemplated in this Agreement to certain of the Customers. The Subcustodian represents and warrants that it (i) is a banking institution or trust company incorporated or organized under the laws of Portugal, (ii) is regulated as a banking institution or trust company by the Central Bank of Portugal, which is an agency of the Government of Portugal, and (iii) is a public institution with equity in excess of Two Hundred Million U. S. Dollars (U.S.$200,000,000) as of the close of its fiscal year most recently completed prior to the execution of this Agreement, or the equivalent thereof in Portuguese escudos determined at current rates, and since such date has and shall continue to have during


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the period this Agreement is in effect shareholders equity in excess of Two
Hundred Million U. S. Dollars (U.S.$200,000,000), or the equivalent thereof in Portuguese escudos determined at current rates. The Subcustodian will immediately notify the Custodian in writing or by tested telex of any development or occurrence (and the circumstances related thereto) which has rendered or could render the Subcustodian unable to make the foregoing representation and warranty at any date. Upon such notification, the Custodian shall have the right to terminate this Agreement immediately without prior notice to the Subcustodian.

         15. The Subcustodian shall be responsible for complying with all provisions of the law of Portugal, or any other law, applicable to the Subcustodian in connection with its duties hereunder, including but not limited to the payment of all transfer or similar taxes and compliance with any currency restrictions and securities laws.

         16. So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement. The Subcustodian shall not be liable for any action taken or omitted in good faith upon any notice, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, provided that insofar as instructions with respect to securities or cash


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are concerned, the Subcustodian acts upon instructions given in the manner required by Section 5. The Subcustodian shall be obligated to exercise reasonable care and diligence in carrying out the provisions of this Agreement, and shall be liable for its own negligent acts or negligent failures to act and for the negligent acts or negligent failures to act of its officers, employees or persons controlled by or other persons for whose acts the Subcustodian is responsible. The Subcustodian shall reimburse, indemnify and hold the Custodian and the Customer harmless from any and all liability, loss, claim, damage, cost and expense which shall occur as a result of the failure of the Subcustodian, or any such officer, employee or person to exercise such reasonable care and diligence or as a result of such negligent acts or negligent failures to act.

         Notwithstanding the foregoing, the Subcustodian shall not hereby be required to take any action which is in contravention of the law of Portugal or any other applicable law. Furthermore, the Subcustodian shall not be liable for
(i) any violation by the Customer of any limitation applicable to its powers to make expenditures, to invest in or pledge securities or to borrow which does not involve action by the Subcustodian or (ii) any violation by the Customer of any limitation applicable to its powers to make investments, to invest in or pledge securities or to borrow which involves action by the Subcustodian, provided that such action was authorized in accordance with the provisions of this Agreement.


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         If at any time any securities held by the Subcustodian pursuant to this
Agreement shall be registered in the name of the Subcustodian or a nominee thereof, the Custodian agrees to reimburse, indemnify and hold harmless the Subcustodian and its nominee from all liability, loss, claim, damage, cost and expense to the extent incurred by reason of the registration of such securities in such name.

         The Subcustodian shall be entitled to and may act upon advice of counsel (who may be counsel for the Customer) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         17. As compensation for the services rendered pursuant to this Agreement, the Custodian shall pay the Subcustodian a fee determined on such basis as may be agreed upon from time to time between the Custodian and the Subcustodian. The Subcustodian shall be responsible for the custodial fees of all Authorized Depositories. The Custodian shall reimburse the Subcustodian for any reasonable out-of-pocket expenses incurred by the Subcustodian in connection with its obligations hereunder (including miscellaneous non-custodial fees and reasonable out-of-pocket expenses of Authorized Depositories and agents).

         18. This Agreement may be terminated at any time by the Custodian or the Subcustodian by giving written notice to the other party at least 75 days prior to the date on which such termination is to become effective. Such termination shall, inter


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alia, constitute a revocation of the Subcustodian's authority to act on behalf of all Customers (including all authority granted to the Subcustodian under any power-of-attorney executed in connection with this Agreement). In the event of termination, the Subcustodian will deliver any securities or other assets held by it or any Authorized Depositories to the Custodian or to such successor subcustodian as the Custodian shall instruct, delivery to be made in a manner to be mutually agreed upon by the parties hereto or in the failure of such agreement in a reasonable manner. Further in the event of termination, the Subcustodian shall be entitled to receive from the Custodian all accrued fees and unreimbursed expenses the payment of which is contemplated by Section 17 hereof upon receipt by the Custodian of a final statement setting forth such fees and expenses.

         19. Except as the parties shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be dispatched as follows:

         If to the Custodian:

                  Brown Brothers Harriman & Co.
                  40 Water Street
                  Boston, Massachusetts 02109
                  Attention: Manager-Securities Department
                  Telex No.: WUD 940709

         If to the Subcustodian:

         20. This Agreement constitutes the entire understanding and agreement of the parties hereto, and neither this Agreement nor


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any provision hereof may be amended, changed, waived, discharged or terminated except by a statement in writing signed by the party against which enforcement of the amendment, change, waiver, discharge or termination is sought. Without limiting the generality of the foregoing, the Subcustodian's rules and conditions regarding bank accounts or custody accounts shall not apply except as attached as an appendix to this Agreement.

         21. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Subcustodian and their successors and assignees, provided that neither the Custodian nor the Subcustodian may assign this Agreement without the prior written consent of the other party, it being understood, however, that this prohibition on assignment shall not prejudice the rights of any Customer to enforce any of the provisions of this Agreement or any other rights it may have at law or equity by reason of it being the beneficial owner of any securities or cash held by the Subcustodian or by any Authorized Depository.

         22. This Agreement shall be construed in accordance with and governed by the substantive laws (but without application of the law governing conflict of law questions) of Portugal.

         23. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/                                 BROWN BROTHERS HARRIMAN & CO.
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By /s/                              per pro  /s/
   --------------------------                --------------------------

                                    By       /s/
                                        -------------------------------


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